UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) November 19, 2012

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center, 1415 W. Diehl Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 8.01 Other Events

On November 19, 2012, Tellabs’ Board of Directors directed management to enter into a pre-arranged stock repurchase plan pursuant to which the Company may purchase shares of the Company’s common stock with an aggregate purchase price of up to $224.6 million under a program previously announced on November 8, 2007, starting as early as November 26, 2012. The stock repurchase will follow the guidelines specified under Rule 10b5-1 and 10b-18 of the Securities and Exchange Act of 1934. All bids and the amount of shares purchased will at all times be consistent and compliant with the pricing and volume limitations and other requirements of Rule 10b-18. A copy of the press release issued by Tellabs, Inc. concerning the foregoing is furnished herewith as Exhibit 99.1.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Tellabs, Inc., dated November 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC.
(Registrant)

/s/ Thomas P. Minichiello
Thomas P. Minichiello
Vice President of Finance and Chief
Accounting Officer
(Principal Accounting Officer and duly
authorized officer)

November 20, 2012

(Date)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Tellabs, Inc., dated November 20, 2012.